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                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated February 18, 1997 (and to all references to our Firm) included in or made a part of this registration statement.


/s/  Arthur Andersen LLP

Seattle, Washington,
April 24, 1997